Exhibit 99.1

                 Career Education Corporation Reports
  Results for First Quarter 2006; Substantial Cash Flow Generation;
       Approximately $490 Million Cash and Investments on Hand

    HOFFMAN ESTATES, Ill.--(BUSINESS WIRE)--May 3, 2006--Career Education Corporation (NASDAQ:CECO) today reported revenue of $528.6 million and net income of $52.7 million for the first quarter ended March 31, 2006, as well as substantial cash flow generation concluding the quarter with approximately $490 million cash and investments on hand.
    "Our focus on quality growth, return on investment, and value for our students and our stockholders continues to drive our business forward," said John Larson, Chairman, President and Chief Executive Officer of Career Education Corporation. "In spite of outside pressures during the quarter, our business remains strong, and our momentum, substantial. We also made significant progress in addressing outstanding compliance, legal and governance issues. We are confident that we are positioning the company to capitalize on attractive growth opportunities, to the benefit of our students and, in turn, our stockholders over the long term."

    RESULTS OF OPERATIONS

    Three Months Ended March 31, 2006

    -- Consolidated revenue increased 4.0 percent to $528.6 million during the first quarter of 2006. During the first quarter of 2005, consolidated revenues were $510.4 million. The increase is primarily attributable to an approximate 3.0 percent increase in student population from January 31, 2005, to January 31, 2006. Revenue for our universities' online campuses was $193.0 million during the first quarter of 2006, an increase of 22.7 percent from $157.3 million during the first quarter of 2005.

    -- On January 1, 2006, CEC adopted Statement of Financial Accounting Standards (SFAS) No. 123R "Share-Based Payment," which requires the costs relating to share-based payment transactions with employees be recognized as expense in the financial statements and measured based on the estimated fair value of the equity instrument issued. First quarter 2006 operating results include a non-cash share-based compensation expense of $4.0 million. Share-based compensation expense recognition was not required during the first quarter of 2005.

    -- In connection with reporting its results for the first quarter of 2006, the company tested the goodwill balance for its Gibbs division for impairment in accordance with SFAS 142 "Goodwill and Other Intangible Assets." The review involved the application of a fair-value-based test. Due to continued weak operating results and cash flows in our Gibbs division, the test indicated that the value of goodwill attributable to the Gibbs division had been impaired as the estimate of the division's fair value was less than the division's carrying value as of the time of the test. As a result, the entire goodwill balance related to the Gibbs division of $10.4 million was written off effective March 31, 2006.

    -- Operating profit margin percentage was 15.0 percent during the first quarter of 2006, a decrease of 4.4 percentage points from 19.4 percent during the first quarter of 2005. Of the total decrease, approximately 2.0 percentage points were due to the Gibbs goodwill impairment charge, approximately 0.8 percentage points were due to non-cash share-based compensation expense, and approximately 3.3 percentage points were due to an increase in advertising and admission expenses. These decreases were offset, in part, by a 0.7 percentage point reduction in bad debt expense during the quarter and a
        1.6 percentage point reduction in administrative expense.

    -- Consolidated net income was $52.7 million, or $0.53 per diluted share, during the first quarter of 2006, a decrease of
        5.7 percent from $55.9 million, or $0.53 per diluted share, during the first quarter of 2005. As discussed above, first quarter 2006 net income includes the following non-cash charges (in millions, except per share data):


                                                             Impact on
                                                              Earnings
                                                                Per
                                Pretax      Tax               Diluted
                                 Loss     Benefit  Net Loss    Share
----------------------------------------------------------------------
Goodwill Impairment
 Charge - Gibbs Division        ($10.4)     $3.9     ($6.5)   ($0.065)
----------------------------------------------------------------------
Share-based Compensation
 Expense                         ($4.0)     $1.5     ($2.5)   ($0.025)
----------------------------------------------------------------------
Total                           ($14.4)     $5.4     ($9.0)   ($0.090)
----------------------------------------------------------------------


    -- First quarter 2005 net income included a loss from discontinued operations of $5.7 million, or $0.054 per diluted share, primarily attributable to the sale of our International Academy of Design and Technology (IADT) campus in Montreal, Canada.

    CASH FLOWS AND FINANCIAL POSITION

    Cash Flows

    -- Net cash provided by operating activities was $122.6 million during the first quarter of 2006, compared to net cash provided by operating activities of $111.2 million during the first quarter of 2005.

    -- Capital expenditures decreased to $17.5 million during the first quarter of 2006, from $25.5 million during the first quarter of 2005. Capital expenditures represented approximately 3.3 percent of consolidated revenue during the first quarter of 2006 and 5.0 percent of consolidated revenue during the first quarter of 2005.

    Financial Position

    -- As of March 31, 2006, and December 31, 2005, cash and cash equivalents and investments totaled $489.0 million and $404.4 million, respectively.

    -- Net student receivables as of March 31, 2006, were $61.8 million, a 19.1 percent decrease from net student receivables of $76.4 million as of December 31, 2005. Allowance for doubtful accounts as a percentage of gross student receivables increased to 39.8 percent as of March 31, 2006, as compared to
        37.0 percent as of December 31, 2005.

    -- Quarterly days sales outstanding (DSO) were 12 days as of March 31, 2006, a two-day decrease from DSO as of December 31, 2005, of 14 days, and a one-day decrease from DSO as of March 31, 2005, of 13 days. DSO is calculated by dividing the sum of net student receivables and net other receivables by average daily revenue for the quarter. Average daily revenue for the quarter is computed by dividing total revenue by the total number of days in the quarter.

    -- During the three months ended March 31, 2006, we repurchased approximately 0.7 million shares of our common stock for approximately $24.9 million at an average price of approximately $36.16 per share. The repurchase did not have a significant impact on diluted weighted average shares outstanding.

    CORPORATE GOVERNANCE

    The company has adopted or proposed the following corporate governance enhancements:

    2006 Actions:

    -- Proposal to the stockholders for a phased-in declassification of the board of directors to be voted on at the company's annual meeting on May 18, 2006

    -- Proposal to enable stockholders to call a special meeting with a two-thirds affirmative vote to be voted on at the company's annual meeting on May 18, 2006

    -- Adoption of a majority voting bylaw provision governing election of directors

    -- Appointment of Steven H. Lesnik to the board of directors, filling the seat vacated by the retirement of Wallace O. Laub

    2005 Actions:

    --  Termination of the Shareholder Rights Plan

    -- Appointment of two new independent directors to the board of directors, Leslie T. Thornton and Patrick W. Gross

    -- Minimum stock ownership guidelines for senior management and the board of directors

    -- Policy requiring approval for board members to serve on other outside boards

    --  Mandatory continuing education for all board members

    Stock Repurchase Program

    Since July 2005, CEC's board of directors has authorized the use of approximately $500 million in the aggregate for the repurchase of shares of our outstanding common stock. Stock repurchases under this program may be made on the open market or in privately negotiated transactions from time to time, depending on factors including market conditions and corporate and regulatory requirements. The stock repurchase program does not have an expiration date and may be suspended or discontinued at any time.
    Since inception of the program, the company has repurchased approximately 6.0 million shares of its common stock for approximately $225.1 million at an average price of approximately $37.76 per share.

    SEGMENT REPORTING

    Previously, the company reported operating results in two reportable segments: Colleges, Schools, and Universities (CSU), which represented an aggregation of our schools on-ground campuses, and the Online Education Group (OEG), which represented an aggregation of our online campuses of American InterContinental University (AIU) and Colorado Technical University (CTU). During the fourth quarter of 2005, we reorganized our management structure with respect to the management of the University division schools, AIU and CTU, and those schools' online campuses. Upon completion of the reorganization in the first quarter of 2006, the company also evaluated its other reporting segments in accordance with the provisions SFAS 131 "Disclosures about Segments of an Enterprise and Related Information."
    Pursuant to SFAS 131, as of January 1, 2006, the company has identified five reportable segments: the University segment, the Culinary Arts segment, the Health Education segment, the Gibbs segment, and the Other Schools segment. The University segment includes AIU and CTU, including both universities' on-ground and online campuses. The Culinary Arts segment includes its Le Cordon Bleu Schools of North America and the Kitchen Academy schools. The Health Education segment primarily includes our Sanford-Brown Colleges and Institutes. The Gibbs segment includes our Katherine Gibbs School and Gibbs Colleges schools. The Other Schools segment includes the Academy, College East, College West, and INSEEC division schools.

    POPULATION AND NEW STUDENT START DATA

    Student Population

    CEC total student population as of April 30, 2006 and 2005, was as follows:


----------------------------------------------------------------------
                                  Population  Population
                                   April 30,   April 30,   Percentage
                                      2006        2005     Difference
----------------------------------------------------------------------

----------------------------------------------------------------------
   University segment (1)              44,000      39,400          12%
----------------------------------------------------------------------
   Culinary Arts segment               10,600      11,600         (9%)
----------------------------------------------------------------------
   Health Education segment            11,100      10,700           4%
----------------------------------------------------------------------
   Gibbs segment                        6,500       8,100        (20%)
----------------------------------------------------------------------
   Other Schools segment               24,900      26,900         (7%)
----------------------------------------------------------------------
CEC Consolidated                       97,100      96,700           -%
----------------------------------------------------------------------

(1) University segment population includes approximately 31,500 and 25,500 students as of April 30, 2006 and 2005, respectively, that are enrolled in fully online academic programs offered by University segment schools, and is presented as supplemental data.


    New Student Starts

    Total CEC new student starts during the first quarter of 2006 were approximately 28,300, compared to new student starts of approximately 32,500 during the first quarter of 2005.

    GROWTH INITIATIVES

    During the first quarter of 2006, CTU introduced Stonecliffe College Online, an academic division of CTU. Stonecliffe College Online is the company's first fully online academic program offering that is marketed specifically to students who prefer a slower pace to their online education. Presently, Stonecliffe College Online offers associate degree programs in business and criminal justice, although the introduction of additional program and degree offerings are planned.
    Also in the first quarter of 2006, the company's JDV Online division launched Blish.com, a new fully-digital marketplace aimed at bringing together buyers and sellers of digital content. Blish.com, which attracts millions of potential customers to its site each month, aims to establish itself as the primary source for consumers seeking to purchase digital content.
    "We continue to listen to the marketplace and respond with innovations that are student-centered and consumer-oriented," said Larson. "Targeted innovations and flexible academic program offerings will continue to be key to our future, along with intelligent, strategic acquisitions and long-term, sustainable organic growth."

    CONFERENCE CALL INFORMATION

    Career Education Corporation will host a conference call today, May 3, 2006 at 5:00 PM (Eastern Time). Interested parties can access the live webcast of the conference call at www.careered.com. Participants can also listen to the conference call by dialing 617-213-8060 (international) or (866) 825-1709 (domestic) and citing code 80094258. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com. A replay of the call will also be available for seven days by calling (617) 801-6888 (international) or (888) 286-8010 and citing code 93539037.

    About Career Education Corporation

    The educational institutions that are part of the Career Education Corporation (CEC) family offer high quality education to more than 97,000 students across the world in a variety of career-oriented disciplines. The 86 campuses, including the online campuses of American InterContinental University and Colorado Technical University, that serve these students are located throughout the United States and in France, Canada, and the United Kingdom, and offer doctoral, master's, bachelor's, and associate degrees and diploma and certificate programs.
    Career Education is an industry leader whose gold-standard brands are recognized globally. Those brands include, among others, the Le Cordon Bleu schools of North America; the Harrington School of Design; the Brooks Institute of Photography; American Intercontinental University; Colorado Technical Institute; and Sanford-Brown. The mission of CEC, through its schools, its educators, and its employees is education--their primary goal, to enable students to graduate successfully and pursue rewarding careers.
    For more information see www.careered.com. The company's website also has a detailed listing of individual campus locations and web links for each of its educational institutions.

    Except for the historical and present factual information contained herein, the matters set forth in this release, including statements under "Business Outlook" and "Innovations," statements identified by words such as "anticipate," "believe," "plan," "expect," "intend," "project," "will," and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties, and other factors, that could cause our actual growth, results of operations, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks and effects of legal and administrative proceedings and investigations and governmental regulations, including the pending Securities and Exchange Commission and Justice Department investigations and, class action, derivative, and other lawsuits; risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals; costs and difficulties related to the integration of acquired businesses; risks related to our ability to manage and continue growth; future financial and operational results, including the impact of possible impairment of goodwill and other intangible assets; risks related to competition, general economic conditions, and other risk factors relating to our industry and business, and the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2005, and from time to time in our other reports filed with the Securities and Exchange Commission.



             CAREER EDUCATION CORPORATION AND SUBSIDIARIES
              UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
          For the Three Months Ended March 31, 2006 and 2005
       (In thousands, except per share amounts and percentages)

                                          % of                 % of
                                2006     Revenue     2005     Revenue
                              --------- ---------  --------- ---------

REVENUE:
   Tuition and registration
    fees                      $506,677      95.8%  $484,881      95.0%
   Other                        21,953       4.2%    25,555       5.0%
                              ---------            ---------
      Total revenue            528,630     100.0%   510,436     100.0%
                              ---------            ---------

OPERATING EXPENSES:
   Educational services and
    facilities                 161,959      30.6%   156,348      30.6%
   General and administrative  256,058      48.4%   237,990      46.6%
   Depreciation and
    amortization                21,009       4.0%    17,201       3.4%
   Goodwill impairment charge   10,389       2.0%         -        - %
                              ---------            ---------
      Total operating expenses 449,415      85.0%   411,539      80.6%
                              ---------            ---------
Income from operations          79,215      15.0%    98,897      19.4%
                              ---------            ---------

OTHER INCOME (EXPENSE):
   Interest income               4,297       0.8%     1,707       0.3%
   Interest expense               (351)     -0.1%      (436)     -0.1%
   Share of affiliate earnings     903       0.2%     1,826       0.4%
   Miscellaneous income
    (expense)                      121        - %      (558)     -0.1%
                              ---------            ---------
      Total other income         4,970       0.9%     2,539       0.5%
                              ---------            ---------

Income before provision for
 income taxes                   84,185      15.9%   101,436      19.9%
PROVISION FOR INCOME TAXES      31,486       5.9%    39,814       7.8%
                              ---------            ---------
Income from continuing
 operations                     52,699      10.0%    61,622      12.1%

DISCONTINUED OPERATIONS:
   Loss from discontinued
    operations                       -        - %    (5,700)     -1.1%
                              ---------            ---------

NET INCOME                     $52,699      10.0%   $55,922      11.0%
                              =========            =========

NET INCOME PER SHARE -
 DILUTED:
   Income from continuing
    operations                  $0.526               $0.586
   Loss from discontinued
    operations                       -               (0.054)
                              ---------            ---------
      Net income                $0.526               $0.532
                              =========            =========

Diluted weighted average
 shares outstanding            100,220              105,195
                              =========            =========




             CAREER EDUCATION CORPORATION AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                            March 31,    December 31,
                                              2006           2005
                                          -------------  -------------

                   ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                   $99,022       $132,308
   Investments                                 389,991        272,093
                                          -------------  -------------
      Total cash and cash equivalents and
       investments                             489,013        404,401
   Receivables:
      Students, net of allowance for
       doubtful accounts of $40,869 and
       $44,839 as of March 31, 2006,
       and December 31, 2005, respectively      61,836         76,447
      Other, net                                 7,042          5,015
   Prepaid expenses                             37,908         37,412
   Inventories                                  15,408         14,090
   Deferred income tax assets                   10,122         10,122
   Other current assets                         29,082         31,067
                                          -------------  -------------
      Total current assets                     650,411        578,554
                                          -------------  -------------
PROPERTY AND EQUIPMENT, net                    405,272        411,144
GOODWILL                                       433,475        443,584
INTANGIBLE ASSETS, net                          35,434         35,286
OTHER ASSETS                                    37,945         37,537
                                          -------------  -------------
TOTAL ASSETS                                $1,562,537     $1,506,105
                                          =============  =============

    LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Current maturities of long-term debt           $590           $627
   Accounts payable                             24,108         28,627
   Accrued expenses:
      Payroll and related benefits              27,740         39,471
      Income taxes                              39,566         23,509
      Other                                     82,643         82,513
   Deferred tuition revenue                    166,286        152,007
                                          -------------  -------------
      Total current liabilities                340,933        326,754
                                          -------------  -------------

LONG-TERM  LIABILITIES:
   Long-term debt, net of current
    maturities                                  16,673         16,358
   Deferred rent obligations                    95,756         89,680
   Deferred income tax liabilities              31,212         31,212
   Other                                         5,862          5,854
                                          -------------  -------------
      Total long-term liabilities              149,503        143,104
                                          -------------  -------------

STOCKHOLDERS' EQUITY:
   Common stock                                  1,035          1,033
   Additional paid-in capital                  598,952        591,287
   Accumulated other comprehensive income        2,402          1,989
   Retained earnings                           694,795        642,096
   Cost of shares in treasury                 (225,083)      (200,158)
                                          -------------  -------------
      Total stockholders' equity             1,072,101      1,036,247
                                          -------------  -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $1,562,537     $1,506,105
                                          =============  =============




             CAREER EDUCATION CORPORATION AND SUBSIDIARIES
            UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
          For the Three Months Ended March 31, 2006 and 2005
                            (In thousands)

                                                 For the Three Months
                                                    ended March 31,
                                                ----------------------
                                                   2006        2005
                                                ----------  ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                     $52,699     $55,922
   Adjustments to reconcile net income to net
    cash provided by operating activities:
      Goodwill impairment charge                   10,389           -
      Loss from discontinued operations                 -       5,700
      Depreciation and amortization                21,009      17,201
      Compensation expense related to share-
       based awards                                 4,015           -
      Loss on disposition of property and
       equipment                                       23         430
      Share of affiliate earnings, net of
       dividends received                            (903)       (612)
      Tax benefit associated with stock option
       exercises                                        -         626
      Other                                           204         191
      Changes in operating assets and
       liabilities                                 35,201      31,725
                                                ----------  ----------
             Net cash provided by operating
              activities                          122,637     111,183
                                                ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Business dispositions/acquisitions, net of
    cash                                                -        (908)
   Purchases of property and equipment            (17,543)    (25,539)
   Purchases of available-for-sale investments   (361,619)          -
   Sales of available-for-sale for sale
    investments                                   243,772           -
   Other                                               (5)          2
                                                ----------  ----------
             Net cash used in investing
              activities                         (135,395)    (26,445)
                                                ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Purchases of treasury stock                    (24,925)          -
   Issuance of common stock                         2,932       2,314
   Tax benefit associated with stock option
    exercises                                         720           -
   Payments of revolving loans                          -      (1,630)
   Payments of capital lease obligations and
    other long-term debt                              (89)       (708)
                                                ----------  ----------
             Net cash used in financing
              activities                          (21,362)        (24)
                                                ----------  ----------

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE
 CHANGES ON CASH AND CASH EQUIVALENTS                 834      (1,904)
                                                ----------  ----------

NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS                                      (33,286)     82,810
CASH AND CASH EQUIVALENTS, beginning of period    132,308     349,458
                                                ----------  ----------
CASH AND CASH EQUIVALENTS, end of period          $99,022    $432,268
                                                ==========  ==========




                     CAREER EDUCATION CORPORATION
                     SELECTED SEGMENT INFORMATION
                        (Dollars in thousands)

                                                For the Three Months
                                                    Ended March 31,
                                                ----------------------
                                                   2006        2005
                                                ----------  ----------

REVENUE:
   University segment (1)                        $243,582    $211,719
   Culinary Arts segment (2)                       90,628      92,556
   Health Education segment (3)                    40,578      37,921
   Gibbs segment (4)                               29,505      38,272
   Other Schools segment (5)                      124,230     129,968
   Corporate and other (6)                            107           -
                                                ----------  ----------
                                                 $528,630    $510,436
                                                ==========  ==========

SEGMENT PROFIT (7):
   University segment                             $82,390     $78,743
   Culinary Arts segment                           14,009      18,639
   Health Education segment                         1,213        (254)
   Gibbs segment (8)                              (17,553)       (278)
   Other Schools segment                           15,772      18,271
   Corporate and other                            (15,713)    (14,398)
                                                --------------------
                                                  $80,118    $100,723
                                                ==========  ==========

SEGMENT PROFIT PERCENTAGE:
   University segment                                33.8%       37.2%
   Culinary Arts segment                             15.5%       20.1%
   Health Education segment                           3.0%       -0.7%
   Gibbs segment                                    -59.5%       -0.7%
   Other Schools segment                             12.7%       14.1%

----------------------------------------------------------

(1) University segment includes AIU and CTU branded schools.
(2) Culinary Arts segment includes Le Cordon Bleu and Kitchen Academy branded schools.
(3) Health Education segment primarily includes Sanford-Brown branded schools.
(4) Gibbs segment includes Gibbs College and Katharine Gibbs Schools branded schools.
(5) Other Schools segment represents an aggregation of the Academy, College East, College West, and INSEEC school operating divisions.
(6) Corporate and other revenue represents advertising revenue realized by our JDV Online operating division.
(7) Segment profit equals the sum of income from operations and share of affiliate earnings.
(8) Gibbs segment profit for the three months ended March 31, 2006, includes a goodwill impairment charge of $10,389.




                     CAREER EDUCATION CORPORATION
        SELECTED ACCOUNTS RECEIVABLE AND ALLOWANCE INFORMATION
                        (Dollars in thousands)

DAYS SALES OUTSTANDING

                                    March  31,
                                -------------------
                                  2006      2005
                                --------- ---------


Total revenue during the
 quarter ended                  $528,630  $510,436
Number of days in the
 quarter ended                        90        90
Total revenue per day             $5,874    $5,672
Receivables, net                 $68,878   $74,775
   Days sales outstanding             12        13


ALLOWANCE AS A PERCENTAGE OF STUDENT RECEIVABLES

                                     March 31,
                                -------------------
                                  2006      2005
                                --------- ---------


Allowance for doubtful accounts  $40,869   $50,880
Gross student receivables       $102,705  $120,103
   Allowance as a percentage of
    student receivables            39.8%     42.4%


STUDENT RECEIVABLES VALUATION ALLOWANCE

                                 Balance,
                                Beginning  Charges   Amounts  Balance,
                                    of       to     Written-   End of
                                 Period    Expense     Off     Period
                                --------- --------- --------- --------

For the three months ended
 March 31, 2006                  $44,839   $14,476  $(18,446)  40,869

For the three months ended
 March 31, 2005                   61,136    17,496   (27,752)  50,880




                     CAREER EDUCATION CORPORATION
                  HISTORICAL SEGMENT INFORMATION (a)
                        (Dollars in thousands)

2005:
-----                                                        For the
                         For the Three Months Ended,           Year
                   ---------------------------------------    Ended
                                       September December   December
                   March 31, June 30,     30,       31,        31,
                   --------- --------- --------- --------- -----------
REVENUE:
   University
    segment        $211,719  $221,030  $215,281  $222,095    $870,125
   Culinary Arts
    segment          92,556    90,907   100,406    99,461     383,330
   Health Education
    segment          37,921    37,508    38,309    40,135     153,873
   Gibbs segment     38,272    33,116    30,756    31,728     133,872
   Other Schools
    segment         129,968   114,902   112,730   135,741     493,341
   Corporate and
    other                 -         -         -        14          14
                   --------- --------- --------- --------- -----------
                   $510,436  $497,463  $497,482  $529,174  $2,034,555
                   ========= ========= ========= ========= ===========

SEGMENT PROFIT:
   University
    segment         $78,743   $75,469   $63,926   $69,887    $288,025
   Culinary Arts
    segment          18,639    14,749    25,439    23,847      82,674
   Health Education
    segment            (254)   (1,141)      683     1,797       1,085
   Gibbs segment       (278)   (5,690)   (5,501)   (3,920)    (15,389)
   Other Schools
    segment          18,271    13,637    11,875    23,255      67,038
   Corporate and
    other           (14,398)  (13,832)  (12,283)   (8,781)    (49,294)
                   --------- --------- --------- --------- -----------
                   $100,723   $83,192   $84,139  $106,085    $374,139
                   ========= ========= ========= ========= ===========

SEGMENT PROFIT
 PERCENTAGE:
   University
    segment            37.2%     34.1%     29.7%     31.5%       33.1%
   Culinary Arts
    segment            20.1%     16.2%     25.3%     24.0%       21.6%
   Health Education
    segment            -0.7%     -3.0%      1.8%      4.5%        0.7%
   Gibbs segment       -0.7%    -17.2%    -17.9%    -12.4%      -11.5%
   Other Schools
    segment            14.1%     11.9%     10.5%     17.1%       13.6%

2004:
-----                                                        For the
                         For the Three Months Ended,           Year
                   ---------------------------------------    Ended
                                       September December   December
                   March 31, June 30,     30,       31,        31,
                   --------- --------- --------- --------- -----------
REVENUE:
   University
    segment        $123,049  $145,556  $155,840  $173,103    $597,548
   Culinary Arts
    segment          78,861    79,433    92,749    98,558     349,601
   Health Education
    segment          33,771    34,855    37,732    38,637     144,995
   Gibbs segment     46,781    41,650    41,289    42,049     171,769
   Other Schools
    segment         114,903   102,568   108,424   138,724     464,619
                   --------- --------- --------- --------- -----------
                   $397,365  $404,062  $436,034  $491,071  $1,728,532
                   ========= ========= ========= ========= ===========

SEGMENT PROFIT:
   University
    segment         $41,302   $48,452   $44,737   $48,517    $183,008
   Culinary Arts
    segment          15,033    14,328    23,322    26,821      79,504
   Health Education
    segment            (552)     (634)    1,344     2,819       2,977
   Gibbs segment        877    (3,133)   (4,755)   (5,191)    (12,202)
   Other Schools
    segment          17,116     9,959    10,881    29,314      67,270
   Corporate and
    other            (8,700)   (7,494)   (5,948)   (2,606)    (24,748)
                   --------- --------- --------- --------- -----------
                    $65,076   $61,478   $69,581   $99,674    $295,809
                   ========= ========= ========= ========= ===========

SEGMENT PROFIT
 PERCENTAGE:
   University
    segment            33.6%     33.3%     28.7%     28.0%       30.6%
   Culinary Arts
    segment            19.1%     18.0%     25.1%     27.2%       22.7%
   Health Education
    segment            -1.6%     -1.8%      3.6%      7.3%        2.1%
   Gibbs segment        1.9%     -7.5%    -11.5%    -12.3%       -7.1%
   Other Schools
    segment            14.9%      9.7%     10.0%     21.1%       14.5%


(a) Effective January 1, 2006, we changed the composition of our reportable segments. The historical segment information reflected in this table is categorized in accordance with our new segment structure.




             CAREER EDUCATION CORPORATION AND SUBSIDIARIES
            SELECTED QUARTERLY DATA FOR UNIVERSITY SEGMENT

                         2006                         2005
              ---------------------------  ---------------------------
                1Q     2Q     3Q     4Q      1Q     2Q     3Q     4Q
              ------ ------ ------ ------  ------ ------ ------ ------

Revenue
 earning days
   AIU Online    83     84     78     70      82     84     79     70
   CTU Online    77     77     77     77      77     77     77     77
              ------ ------ ------ ------  ------ ------ ------ ------
     Total      160    161    155    147     159    161    156    147
              ====== ====== ====== ======  ====== ====== ====== ======


                       AIU Online                   CTU Online
              ---------------------------  ---------------------------
                  2006          2005           2006          2005
              ------------- -------------  ------------- -------------
               Start  Grad   Start  Grad    Start  Grad   Start  Grad
              ------ ------ ------ ------  ------ ------ ------ ------

January         1/1   none    1/2   none     1/1   none    1/2   none
February        2/5    2/4   2/13    2/5     2/8    2/7    2/9    2/8
March          3/19   3/11   3/20   3/19    none   3/18   none   3/19
   Total 1Q
    dates         3      2      3      2       2      2      2      2

April          4/23   4/22   none   4/23     4/2   none    4/3   none
May            none   5/27    5/1   none    5/10    5/9   5/11   5/10
June            6/4   none    6/5    6/4    none   6/17   none   6/18
   Total 2Q
    dates         2      2      2      2       2      2      2      2

July            7/9    7/8   7/17    7/9     7/2   none    7/3   none
August         8/27   8/12   8/21   8/20     8/9    8/8   8/10    8/9
September      none   9/30   none   9/24    none   9/16   none   2/17
   Total 3Q
    dates         2      3      2      3       2      2      2      2

October        10/1   none   10/9   none    10/1   none   10/2   none
November      11/12   11/4  11/13  11/12    11/8   11/7   11/9   11/8
December       none  12/16   none  12/17    none  12/16   none  12/17
   Total 4Q
    dates         2      2      2      2       2      2      2      2




    CONTACT: Career Education Corporation
             Karen M. King (Investors), 847-585-3899
             www.careered.com
             or
             Pattie Overstreet-Miller (Media), 847-851-7351